EXHIBIT 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this Exhibit is attached is filed on behalf of each of them. Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 14, 2019.

FIRST PHARMACIA INTERNATIONAL

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

BVCF REALIZATION FUND, L.P.
By: BVCF Realization Fund GP, Ltd.
Its general partner

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

BVCF REALIZATION FUND GP, LTD.

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

Mr. ZHI YANG

/s/ Mr. ZHI YANG